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     As filed with the Securities and Exchange Commission on March 6, 1998
                                                      Registration No. 333-40557
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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                       POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                AMX CORPORATION
             (Exact name of Registrant as specified in its charter)

                    TEXAS                                  75-1815822
       (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                Identification No.)

                             11995 FORESTGATE DRIVE
                              DALLAS, TEXAS  75243
                                  972-644-3048
              (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive office)

                             ------------------

                                   JOE HARDT
                             11995 FORESTGATE DRIVE
                              DALLAS, TEXAS  75243
                                  972-644-3048
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of all communications to:

                            A. MICHAEL HAINSFURTHER
                              MARK A. KOPIDLANSKY
                      MUNSCH HARDT KOPF HARR & DINAN, P.C.
                               1445 ROSS AVENUE
                              4000 FOUNTAIN PLACE
                              DALLAS, TEXAS 75202
                                 214-855-7580

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                       REMOVING SHARES FROM REGISTRATION

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                      REMOVAL OF SHARES FROM REGISTRATION

      AMX Corporation, a Texas corporation (the "Company"), filed a Registration Statement on Form S-3, File No. 333-40557 (the "Registration Statement"), on November 17, 1997 to register for resale up to 1,761,041 shares of the common stock, par value $.01 per share (the "Common Stock"), held by certain shareholders of the Company. The Company hereby amends the Registration Statement to withdraw from registration all the shares of the Common Stock of the Company registered under the Registration
Statement that were not as of March 1, 1998 sold in reliance on the Registration Statement.

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                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 5, 1998.

                                       AMX CORPORATION
                                       By:  /s/ Joe Hardt
                                          -----------------------------------
                                          Joe Hardt
                                          President and Chief Executive Officer